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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT




List of Subsidiary Corporations            State Of Incorporation
-------------------------------            ----------------------
Arbor Drugs - Civic Incorporated               Michigan
A.D.I. Realty, Incorporated                    Michigan
Children's Hospital of Michigan
 Outpatient Pharmacy, Inc.(51% owned)          Michigan
Medical Center Pharmacies, Inc.(51% owned)     Michigan
Richard Investment Company                     Michigan
E.F. Mile Corporation                          Michigan
Pharmacy Advisory Company                      Michigan




All subsidiaries conduct business using the names above.



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